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                                                                   Exhibit 10.28



FORM OF EXECUTIVE SEVERANCE AGREEMENT

Dear      ,

This letter will reflect the terms of your employment with iVillage effective MONTH DAY, YEAR.

(1) You will remain employed as the TITLE.

(2) In the event that iVillage terminates your employment without Cause (as defined herein) or resign for Good Reason (as defined herein) during the Employment Period, you will receive severance pay equal to your base salary for twelve months plus the maximum bonus you would have been entitled to for the then current fiscal year under any of the Company's bonus or incentive plans (the "Severance Period"). Such severance pay will be provided at the time and in the manner that you currently receive your salary and will be contingent upon your execution of a general release against the Company. Your options will continue to vest through the Severance Period and the exercise period will extend twelve months from the end of the Severance Period. Village will also reimburse your for the premium costs of COBRA continuation coverage during the Severance Period.

(3) In the event that there is a "Change in Control" (as defined herein) any unvested stock options granted under such agreements will immediately vest upon a Change in Control of the Company.

(4) In the event that (a) you are terminated by the Company for Cause; or (b) you refuse to execute a general release against the Company upon your termination, you will not be entitled to severance pay.

(5) For purposes of this Agreement, Good Reason shall mean (a) a Major Event (as defined below) or (b) any material breach of the terms of this letter of agreement provided you have given written and detailed notice of the same to iVillage with thirty days to cure. "Major Event" means within twelve months of
(i) a consolidation or merger of iVillage in which iVillage is not the continuing or surviving company or pursuant to which all the shares of iVillage's stock would be converted into cash, securities or other property, other than a merger of iVillage in which the holders of iVillage's common stock immediately prior to the merger have the same proportionate ownership and voting of common stock immediately after the merger and results in a downward or dimunition in the nature or status of your responsibilities; (ii) any sale, lease, exchange, spinoff or other transfer or disposition (in one or a series of related transaction) of all, or substantially all, of the assets of iVillage and results in a downward or dimunition in the nature of status of your responsibilities.

(6) For the purposes of this Agreement, Change in Control shall mean the occurrence of the following: (a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "Voting Securities") by any "Person (as the term person is


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used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of the Corporation's common stock ("Shares") or the combined voting power of the Corporation's then outstanding Voting Securities; provided , however, in determining whether a Change in Control has occurred pursuant to this Section, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as herein defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation of other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (ii) the Corporation or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction". A "Non-Control Transaction" shall mean a merger, consolidation or reorganization involving the Corporation in connection with which (i) the stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own directly , or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least tow-thirds of the members of the board of directors of the Surviving Corporation of a corporation beneficially owning , directly or indirectly, a majority of the Voting Securities of the Surviving Corporation; and (iii) no Person (other than the Corporation, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Subsidiary, or any Person, who immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) owns, directly or indirectly, fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding securities; and

(b)The individuals who, as of March 13, 1999 are members of the Board of Directors of the Corporation (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the members of the Board; provide, however; that if the election, or nomination for election by the Corporation's common stockholders, of any new director was approved by a vote of a t least fifty percent (50%) of the Incumbent Board; such a new director shall, for purposes of this definition, be considered a member of the Incumbent Board; provided; further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(7) For purposes of this Agreement, Cause shall mean; (a) you have engaged in a continuous; gross neglect of your duties as an employee of the Company; (b) you have committed an act


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of dishonesty or gross misconduct, including, without limitation, theft, misuse or unauthorized disclosure of proprietary information; or (c) you are convicted of a felony or crime involving moral turpitude.

(8) Regardless of the manner of your termination you will be indemnified to the extent permitted by law, for claims brought against you during or after your employment with the Company, stemming from acts taken by you in the scope of your employment for iVillage.

(9) Reference is hereby made to the Non-Competition, Non-Disclosure and Assignment of Inventions Agreement between you and the Company, the terms of which are incorporated herein by reference and made a part hereof.

(10) This Agreement and the other agreement referred to herein contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties with respect thereto.

(11) It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom or modify the portion thus adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made and to be made only to the extent necessary to cause the provision as amended to be valid and enforceable. By any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

(12) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of conflict of law provision or rule. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs; provided, however, that you may not assign this Agreement or any of your rights or interest herein, in whole or in part, to any other person or entity without the prior written consent of the Company. In the event of a sale of the Company, iVillage will require the purchaser to assume this agreement. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.


                                            Very truly yours,

                                            IVILLAGE INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

ACCEPTED AND ACKNOWLEDGED
AS OF THE DATE FIRST WRITTEN ABOVE:

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